UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 15, 2006

Corinthian Colleges, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-25283	33-0717312
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6 Hutton Centre Drive, Suite 400, Santa Ana, California		92707
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(714) 427-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On December 18, 2006, Corinthian Colleges, Inc. (the "Company") announced that David G. Moore retired as an executive officer and as Chairman of the Board of Directors of the Company on December 15, 2006. A copy of the press release announcing Mr. Moore’s retirement is filed as an exhibit to this report.

(e) A summary of the material terms and conditions of Mr. Moore’s employment agreement, which otherwise would have expired on February 23, 2008, is incorporated herein by reference to the Company’s Report on Form 8-K filed with the Securities and Exchange Commission on March 2, 2006, and to the form of employment agreement filed as Exhibit 10.1 thereto. In recognition of his years of service to the Company, Mr. Moore will be paid a lump-sum payment equal to the amount of base salary he would have been paid through the end of his employment agreement. Pursuant to the terms of that agreement, all other obligations of both the Company and Mr. Moore under the agreement terminated upon his retirement, except for the obligations contained in Sections 8, 9, 10 and 11 of the agreement (Confidential Information, Non-Competition, Non Solicitation of Employees and Indemnity, respectively).

Also on December 15, 2006, the Compensation Committee of the Company’s Board of Directors approved discretionary bonuses to Kenneth Ord, Mark Pelesh and Beth Wilson, each of whom is a named executive officer, in the amount of $90,000, $75,000 and $75,000, respectively. In each case, the discretionary bonuses were less than 30% of each person’s target bonus for the fiscal year ended June 30, 2006.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

The exhibit to this Current Report is listed in the Exhibit Index set forth elsewhere herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corinthian Colleges, Inc.

December 19, 2006	By:	Stan A. Mortensen

Name: Stan A. Mortensen
Title: Senior Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Text of press release issued by Corinthian Colleges, Inc. on December 18, 2006.